Exhibit 99.4

SCSF Equities, LLC
5200 Town Center Circle, Suite 600
Boca Raton, Florida 33486

January 15, 2008

VIA OVERNIGHT MAIL

Kellwood Company

Attention: Mr. Robert C. Skinner Jr.

Chairman & Chief Executive Officer

600 Kellwood Parkway
St. Louis, Missouri 63017

Re:          Stockholder List Access and Inspection of Books and Records Demand Pursuant to Delaware General Corporation Law Section 220

Dear Mr. Skinner:

SCSF Equities, LLC, a Delaware limited liability company (“SCSF Equities”), is the beneficial owner of 2,562,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of Kellwood Company, a Delaware corporation (the “Company”).  As evidence of our ownership, we have attached hereto a true and correct copy of the relevant portions of the most recent brokerage statement provided to us by our broker reflecting such ownership.

Pursuant to Section 220 of the Delaware General Corporation Law (“DGCL”) and other applicable law, SCSF Equities hereby demands (the “Demand”) the right, during the Company’s usual business hours to inspect the following records and documents of the Company (the “Demand Materials”) and to make copies or extracts therefrom:

1.     Any documents which relate to the Company’s recently announced cash tender offer for up to $60,000,000 aggregate principal amount of its 7.875% Notes due 2009 (the “Debt Tender Offer”).

2.     Any documents which relate to the approval and/or authorization of the Debt Tender Offer by the Board of Directors of the Company (the “Board”) or any of its committees, including, without limitation, the minutes of the Board or its committees and the materials (e.g., presentations by financial advisors, consultants and outside legal counsel) provided to each in connection with such approval and/or authorization.

3.     A complete record or list of the Company’s stockholders, certified by the Company or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder, as of the date of this Demand.

4.     A computer disk or other electronic medium list of the holders of the Company’s stock as of the date of this Demand, showing the names, addresses and number of shares held by such stockholders, such computer processing data as is necessary for the SCSF Equities to make use of such computer disk or other electronic medium, and a printout of such computer disk or other electronic medium for verification purposes.

5.     All daily transfer sheets showing changes in the names, addresses and number of shares of the Company’s stockholders which are in or come into the possession of the Company or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to above to the conclusion of the tender offer referred to below.

6.     All information in or which comes into the Company’s or its agents’ possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, up to and including the date of the Company’s 2008 Annual Meeting, concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. (whether in electronic form or list form), including any daily or weekly participant list for the Depository Trust Company, or from other similar depositories or nominees, including any respondent bank lists or omnibus proxies, and a list or lists containing the name, address and number of shares attributable to any participant in any Company employee stock ownership plan, stock purchase plan or comparable plan in which the decision as to the voting of the shares held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan.

7.     All information in or which comes into the Company’s possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees up to and including the date of the Annual Meeting, relating to the names of the beneficial owners of the Company’s stock pursuant to Rule 14(b)-1(b) or Rule 14b-2(b) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance.  If such information is not in the Company’s possession, custody or control, such information should be requested from Broadridge (formerly ADP Proxy Services).

8.     A stop list or stop lists relating to any shares of stock of the Company and any additions or deletions from the date of the list referred to in paragraph (a) above.

SCSF Equities demands further that all modifications, additions or deletions to any and all information in the Demand Materials be immediately furnished as such modifications, additions or deletions become available to the Company or its representatives or agents.

The undersigned makes this notification and demand to inspect and copy the Demand Materials in good faith and for the purpose of (i) enabling SCSF Equities, the second largest stockholder of the Company, to investigate the impact of the Debt Tender Offer on shareholder value, (ii) to determine whether there exists a basis to allege that the Board has breached its fiduciary duties by authorizing the Debt Tender Offer because such offer is so destructive of shareholder value and/or constitutes an unreasonable takeover defense, and (iii) communicating with the Company’s stockholders concerning a tender offer, as more specifically described in the

Schedule TO filed with the Securities and Exchange Commission on January 15, 2008, by Cardinal Integrated, LLC and SCSF Equities, and the possibility of soliciting proxies.

The undersigned hereby authorizes Thomas W. Christopher, a partner in the law firm Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, (212) 446-4790, and his partners, associates, employees, and any other persons to be designated by him, to conduct the inspection and copying herein demanded.  Please advise Mr. Christopher where and when the Demand Materials will be available for inspection and copying.

If you refuse to permit the inspection and copying demanded herein, or fail to reply to this demand within five (5) business days of the date of this letter, SCSF Equities will apply to the Court of Chancery of the State of Delaware for an order compelling such inspection under DGCL Sections 220(b) and (c).

The undersigned reserves the right to make other demands of the Company whether pursuant to the DGCL, other applicable law, or the Company’s certificate of incorporation or bylaws.

Thank you for your attention to this matter.  If you have any questions or comments, please contact Mr. Christopher at (212) 446-4790.

Sincerely,

SCSF EQUITIES, LLC

	By:	/s/Jason G. Bernzweig
Name: Jason G. Bernzweig
Title: Vice President

cc:	Stephen Fraidin
Thomas W. Christopher
Kirkland & Ellis LLP

Verification and Power of Attorney

STATE OF FLORIDA	)
)	ss.:
)

COUNTY OF PALM BEACH

Jason G. Bernzweig, Vice President of SCSF Equities, LLC, being duly sworn, deposes, and says:

(1)           I hereby certify that the foregoing is the letter of demand for the inspection of certain designated Demand Materials (as defined in such foregoing letter of demand, such letter the “Demand Letter”) of Kellwood Company and that the statements made therein are true and correct.

(2)           The Demand Letter designates Thomas W. Christopher, a partner in the law firm Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, (212) 446-4790, and his partners, associates, employees, and any other persons to be designated by him, acting together, singly or in combination, as my attorney or agent to conduct such inspection.  The Demand Letter and this verification are my power of attorney authorizing the foregoing persons to act on behalf of SCSF Equities, LLC. with respect to the Demand Materials.

By:	/s/Jason G. Bernzweig
Name: Jason G. Bernzweig
Title: Vice President

Sworn to before me this
14th day of January, 2008.

/s/Mina K. Dourvetakis
Notary Public